EXHIBIT 21


                           Subsidiaries of Registrant

        Registrant                Subsidiary           State of Incorporation
        ----------                ----------           ----------------------
     Hemlock Federal            Hemlock Federal            United States
  Financial Corporation         Bank for Savings